UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):      July 29, 2005
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue
Niles, Ohio	44446

(Address of Principal Executive Offices)	(Zip Code)
(330) 544-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3

Item 1.01. Entry into a Material Definitive Agreement.
(a)      On July 29, 2005 the board of directors of RTI International Metals, Inc. (“RTI” or the “Company") resolved to amend the Company’s Directors Compensation Program. The amendments were effective as of August 1, 2005. The changes include raising the target compensation from $60,000 to $80,000 per year for non-employee directors other than the chairman and from $110,000 to $145,000 for the chairman, increasing the annual premium paid to committee chairs from $5,000 to $7,500, increasing the annual premium paid to the audit committee chair from $10,000 to $20,000 and increasing the extraordinary meeting fee from $1,000 per meeting to $1,500 per meeting. The Company’s amended Directors Compensation Program is summarized on Exhibit 99.1 attached hereto and made a part hereof.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)      Effective on August 10 2005, Lawrence W. Jacobs will no longer serve the functions of principal financial officer or principal accounting officer of RTI and has agreed that effective on such date will resign as Chief Financial Officer of the Company.
(c)      On July 29, 2005, the board of directors of RTI appointed William T. Hull to serve as RTI’s Vice President and Chief Accounting Officer. Pursuant to such appointment, Mr. Hull will serve as the principal accounting officer of RTI effective on August 10, 2005.
Mr. Hull is 47 years old. For the past 5 years Mr. Hull served as the corporate controller of Stoneridge, Inc., a designer and manufacturer of highly engineered electrical and electronic components, modules and systems for the automotive, truck, agricultural and off-highway vehicle markets. At Stoneridge his duties included managing financial reporting, accounting, cash management functions, developing and documenting policies and procedures in internal controls, and Sarbanes-Oxley compliance. Stoneridge is not affiliated with RTI. There are no family relationships between Mr. Hull and any director or other executive officer of the Company. There were no arrangements or understandings between Mr. Hull and any other person pursuant to his appointment as an executive officer of the Company, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Hull that are required to be disclosed by Item 404(a) of Regulation S-K.
RTI entered into an employment agreement with Mr. Hull to be effective beginning August 1, 2005 covering his employment for an initial three year term and for additional one year terms each year thereafter until the Mr. Hull attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreement Mr. Hull will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI.
RTI may terminate the services of Mr. Hull at any time for “cause” as defined in the agreement. Mr. Hull has agreed not, for a period of 24 months after the end of the employment period or employment termination, whichever occurs first, to be employed by, or otherwise participate in, any business which competes with RTI. This restriction does not apply if Mr. Hull terminates employment with RTI under certain circumstances following a “change in control” of RTI as defined.
The employment agreement also provides that Mr. Hull will be entitled to certain severance benefits in the event of termination of employment under certain circumstances following a “change in control” as defined.
These are:
•	a cash payment of up to three times the sum of the officer’s current salary plus the average bonus paid in the three years before the date of termination,

•	all unvested restricted stock and options will vest immediately,

•	life, disability, accident and health insurance benefits for 24 months after termination,

•	a cash payment of the amount necessary to insure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

The severance benefits are payable if, any time after a change in control, Mr. Hull’s employment is terminated by Mr. Hull for good reason or by RTI other than for cause or disability.
The definition of a change in control for purposes of this agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:
•	any person not affiliated with RTI acquires 20 percent or more of the voting power of our outstanding securities,

•	the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner.

•	RTI merges with another company and RTI’s shareholders end up with less than 50 percent of the voting power of the new entity,

•	our shareholders approve a plan of complete liquidation of RTI, or

•	RTI sells all or substantially all of RTI’s assets.
A copy of the employment agreement with Mr. Hull is being filed herewith as Exhibit 99.2 hereto and is incorporated herein by reference.
RTI issued a press release on Friday, July 29, 2005, announcing the appointment of Mr. Hull. The press release is set forth in its entirety as Exhibit 99.3 hereto and is incorporated herein by reference.
As a result of the resignation of Lawrence W. Jacobs, on July 29, 2004 the board of directors appointed, effective August 10, 2005, Dawne S. Hickton, Senior Vice President — Administration and Chief Administrative Officer to undertake the function of principal financial officer. The Company is not appointing a Chief Financial Officer at this time.
The information required by this Item as to related party transactions, Mrs. Hickton’s age, employment history, business experience and employment agreement, if applicable, is set forth in RTI’s:
•	Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2005 (and amended on May 9, 2005) under the caption “Executive Officers of the Registrant;” and

•	Proxy Statement filed with the SEC on April 14, 2005 under the caption “Employment Agreements;”
each of which is incorporated herein by reference.
There are no family relationships between Mrs. Hickton and any director or other executive officer of the Company. There were no arrangements or understandings between Mrs. Hickton and any other person pursuant to her appointment as an executive officer of the Company.
Item 9.01 Financial Statements and Exhibits
(c)      Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
99.1	Summary of Directors Compensation Program, as amended on August 29, 2005.
99.2	Letter agreement, dated July 29, 2005, by and between RTI and William T. Hull.
99.3	RTI press release issued Friday, July 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI International Metals, Inc.

Date: August 4, 2005	By:	/s/ Dawne S. Hickton

Dawne S. Hickton, Senior Vice President - Administration and Chief Administrative Officer